UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant	☑

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only(as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

CONSUMERS BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CONSUMERS BANCORP, INC.

614 East Lincoln Way

P.O. Box 256

Minerva, Ohio 44657

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 24, 2024

To Our Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of Consumers Bancorp, Inc. will be a virtual meeting hosted exclusively via live webcast at www.meetnow.global/MJ4TKAZ, on Thursday, October 24, 2024, at 10:00 a.m. (local time), for the following purposes:

1.	To elect four Class III directors to serve a three-year term until the Annual Meeting of Shareholders in 2027 or until their successors are elected and qualified.

2.	To ratify the appointment of Plante & Moran, PLLC as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2025; and

3.	For the transaction of any other business that may properly come before the meeting or any adjournment thereof.

Only those shareholders of record at the close of business on August 30, 2024 are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof.

The Annual Meeting will be held in a virtual meeting format only, via live webcast, with no physical in-person meeting. Shareholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.meetnow.global/MJ4TKAZ. You will use the control number shown on your proxy to access the virtual meeting. Further details regarding the virtual meeting format can be found under the General Information - Virtual Meeting Information section of this Proxy Statement. We encourage you to vote your shares prior to the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please sign, date, and return the enclosed proxy card in the envelope provided or authorize your proxy electronically over the Internet as promptly as possible. Please refer to the proxy card enclosed for information on authorizing your proxy electronically. A proxy may be revoked at any time before it is exercised and shareholders who are present online at the virtual Annual Meeting may revoke their proxy and vote online at the Annual Meeting if they wish to do so.

By Order of the Board of Directors

Frank L. Paden Chairman

Minerva, Ohio

September 6, 2024

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on October 24, 2024

The proxy statement and annual report are available

at www.envisionreports.com/CBKM.

CONSUMERS BANCORP, INC.

614 East Lincoln Way

P.O. Box 256

Minerva, Ohio 44657

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 24, 2024

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Consumers Bancorp, Inc. (the Company, Consumers or Consumers Bancorp) for use at the Annual Meeting of Shareholders (the Annual Meeting) to be hosted virtually at www.meetnow.global/MJ4TKAZ, on Thursday, October 24, 2024, at 10:00 a.m. local time.

This Proxy Statement and the accompanying proxy are first being mailed to shareholders of record on or about September 12, 2024. It is contemplated that solicitation of proxies generally will be by mail. However, officers or employees of Consumers Bancorp or Consumers National Bank, a wholly-owned subsidiary of Consumers Bancorp, may also solicit proxies by electronic media without additional compensation. Consumers Bancorp will pay the costs associated with the solicitation of proxies.

Shareholders of record at the close of business on August 30, 2024 are entitled to notice of and to vote at the Annual Meeting. As of August 30, 2024, 3,123,588 Consumers Bancorp common shares, no par value, were outstanding. Each shareholder will be entitled to one vote for each common share beneficially owned on all matters that come before the Annual Meeting.

Proxies solicited by the Board of Directors will be voted in accordance with the instructions given, unless revoked. Where no instructions are provided, all properly executed proxies will be voted (1) for the election to the Board of Directors of all director nominees named in this Proxy Statement; (2) for the ratification of the appointment of Plante & Moran, PLLC as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2025; and (3) at the discretion of the holders of the proxies, on such other business that may properly come before the meeting or any adjournment thereof.

The shareholders present or by proxy shall constitute a quorum. The four nominees receiving the highest number of votes cast, including votes cast cumulatively, shall be elected Directors. Abstentions will be counted in establishing the quorum and will be counted as voting on the affected proposal. Broker non-votes will be counted for purposes of establishing a quorum but will not be counted as voting. A proxy may be revoked at any time before it is voted by providing written notice to Consumers Bancorp, by submitting a later dated proxy or by voting at the Annual Meeting. Any written notice revoking a proxy should be sent to Ms. Renee Wood, Secretary, Consumers Bancorp, Inc., P.O. Box 256, Minerva, Ohio 44657.

Virtual Meeting Information

Instruction/Q&A Section

Q:	How can I attend the Annual Meeting with the ability to ask a question and/or vote?

A:

The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a shareholder of the Company as of the close of business on the Record Date, or if you hold a valid legal proxy for the Annual Meeting. No physical meeting will be held.

If you are a Registered Holder (hold shares through our transfer agent, Computershare, each of such shareholders being referred to herein as a Registered Holder), you will be able to attend the Annual Meeting online, ask a question and vote by visiting www.meetnow.global/MJ4TKAZ. Please follow the instructions on your notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker (each of such shareholders being referred to herein as a Beneficial Holder), you must follow the instructions below in advance to attend the meeting.

If you are a Beneficial Holder and want to attend the Annual Meeting online by webcast (with the ability to ask a question and/or vote, if you choose to do so) you have two options:

1)	Registration in Advance of the Annual Meeting

Submit proof of your proxy power (Legal Proxy) from your broker or bank reflecting your Consumers Bancorp, Inc. holdings along with your name and email address to Computershare.

Requests for registration as set forth in (1) above must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on October 18, 2024. You will receive confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email:	Forward the email from your broker granting you a Legal Proxy, or attach an image of your Legal Proxy, to legalproxy@computershare.com

By mail:	Computershare Consumers Bancorp, Inc. Legal Proxy P.O. Box 43001 Providence, RI 02940-3001

2)	Register at the Annual Meeting

Beneficial Holder Access to Virtual Meetings 2024 Proxy Season

For the 2024 proxy season, an industry solution has been agreed upon to allow Beneficial Holders to register online at the Annual Meeting to attend, ask questions and vote. We expect that the vast majority of Beneficial Holders will be able to fully participate using the control number received with their voting instruction form. Please note, however, that this option is intended to be provided as a convenience to Beneficial Holders only, and there is no guarantee this option will be available for every type of Beneficial Holder voting control number. The inability to provide this option to any or all Beneficial Holders shall in no way impact the validity of the Annual Meeting. Beneficial Holders may choose the Register in Advance of the Annual Meeting option above, if they prefer to use this traditional, paper-based option.

In any event, please go to www.meetnow.global/MJ4TKAZ for more information on the available options and registration instructions.

The online meeting will begin promptly at 10:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

Q:	Do I need to register to attend the Annual Meeting virtually?

A:	Registration is only required if you are a Beneficial Holder, as set forth above.

Q:	How can I vote online at the meeting?

A:	If you are a Registered Holder follow the instructions on the notice, email or proxy card that you received to access the meeting.

If you are a Beneficial Holder, please see the registration options set forth in numbers (1) and (2) above.

Online voting will be available during the meeting.

Q:	Why are you holding a virtual meeting instead of a physical meeting?

A:

We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our shareholders and the Company. We believe that hosting a virtual meeting will enable more of our shareholders to attend and participate in the meeting since our shareholders can participate from any location around the world with Internet access.

Q:	What if I have trouble accessing the Annual Meeting virtually?

A:

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call Local 1-888-724-2416 or International +1 781-575-2748.

PROPOSAL 1

ELECTION OF DIRECTORS

Election of Directors

The Board of Directors, acting through the Corporate Governance/Nominating Committee, is responsible for identifying and evaluating candidates for Board membership. Generally, the directors in each class are elected to serve staggered three-year terms so that the term of office of one class of directors expires at each annual meeting. Currently, the Board consists of eleven members and Harry W. Schmuck Jr. will be retiring at the 2024 annual meeting because of the Company’s mandatory retirement age policy. Following Mr. Schmuck’s retirement, the Board will consist of ten members with four directors in Class III with terms expiring in 2024, three directors in Class I with terms expiring in 2025, and three directors in Class II with terms expiring in 2026.

The term of office of current Class III directors Ann M. Gano, Joseph A. Gerzina, Richard T. Kiko, Jr., and Ralph J. Lober II will expire at the Annual Meeting on October 24, 2024 and constitute the Class III nominees to be elected to serve until the 2027 annual meeting or until their successors are elected and qualified. Additional information concerning the nominees for director, the directors and executive officers of Consumers Bancorp is provided in the following pages.

The common shares represented by the accompanying proxy will be voted for the election of the nominees to serve as directors unless contrary instructions are indicated on the proxy card. The nominees for director receiving the greatest number of “for” votes will be elected as directors. If the election of directors is by cumulative voting, the persons appointed by the accompanying proxy intend to cumulate the votes represented by the proxies they receive and distribute such votes in accordance with their best judgment, unless authority to vote for any or all nominees is withheld.

If one or more of the nominees should at the time of the Annual Meeting be unavailable or unable to serve as a director, the common shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board of Directors. The Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve.

The Board of Directors recommends that the shareholders vote “FOR”

the election of the nominees for Class III directors.

DIRECTORS AND EXECUTIVE OFFICERS

Director Nominees for Election at the Annual Meeting

Class III Directors – Term ending in 2024

Ann M. Gano (age 54) was appointed by the Board of Directors in January 2023 as a Director of Consumers Bancorp, Inc. and Consumers National Bank. She is an independent member of the Asset/Liability Committee, the Risk & Technology Committee, and serves as the Chair of the Audit Committee. Ms. Gano is a Certified Public Accountant and owner of Keeping Tabs, Inc. in New Philadelphia, Ohio. She is a graduate of Kent State University and The Ohio State University Agricultural Technical Institute. She also serves on the boards of the Friends of Adult Education Buckeye CC, Frontier Community Connection Fund, New Philadelphia Quaker Foundation, the Buckeye Career Center Foundation, and the Frontier Power Cooperative.

Joseph A. Gerzina (age 68) was appointed by the Board of Directors in July 2024 as a Director of Consumers Bancorp, Inc. and Consumers National Bank. He is an independent member of the Audit Committee, the Loan Committee and the Corporate Governance/Nominating Committee. Mr. Gerzina is retired from a 40-year career in the financial industry where he has worked for several regional and local banks in senior management roles including Senior Vice President and Regional President roles. In April 2022, he retired from Farmers National Bank of Canfield where he worked for 11 years as the Regional President and Chief Lending Officer of the west market area (Stark, Wayne, Medina and Cuyahoga counties in Ohio). Mr. Gerzina serves as a director for the Stark County Port Authority and Stark County Catholic Schools. Mr. Gerzina earned a Bachelor of Arts and Science Degree in Business Administration at Capital University in Columbus, Ohio, and is also a graduate of Stonier School of Banking at the University of Delaware.

Richard T. Kiko, Jr. (age 58) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since January 2015 and was appointed Vice Chairman of the Board in January 2024. Mr. Kiko is an independent member of the Asset/Liability Committee, Risk & Technology Committee, and the Chairman of the Executive Committee. He is currently a director and shareholder of Coletta Holdings Inc., a 5th generation family-owned business which includes the following holdings where he is the Chief Executive Officer or President of each: Kiko Auctioneers, Kiko Real Estate Brokerage, which completes auctions and private real estate transactions, Futuregen, LLC, and Generation Three Properties, an owner of commercial real estate. Mr. Kiko is also currently a partner of AK Auction Management LLC, a commercial equipment and vehicle auction dealership in Ohio, a partner of CXO Growth Partners, LLC, an Ohio business brokerage company, and a partner in EXSELLIT, LLC, an Ohio receivership company. Prior to joining the family business, Mr. Kiko held various management positions at Procter & Gamble, KKR Private Equity Co’s Borden Foods Company, and GE Capital’s Eagle Family Foods, Inc. Mr. Kiko is currently Chairman of the Board of RAHAB Ministries, a nonprofit organization that provides services to those directly affected by sex trafficking in NE Ohio. He brings a broad range of experience in sales, marketing, logistics, manufacturing, finance, and general management to the Board of Directors. As a third-generation auctioneer and realtor, Mr. Kiko specializes in working with large clients with land, commercial real estate, Business, and mineral rights transactions. His real estate and business experience broadens the Board’s expertise.

Ralph J. Lober II (age 57) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since 2008. Mr. Lober is currently the President and Chief Executive Officer, first joining the Company in 2007 as Executive Vice President and Chief Operating Officer. Mr. Lober was promoted to President and was appointed to Consumers National Bank’s Board of Directors in January 2008. Mr. Lober is currently a member of the Loan Committee and serves as the Chairman of the Asset/Liability Committee. Having served as Executive Vice President and Chief Financial Officer at Morgan Bank National Association from 1999 until May of 2007, Mr. Lober has a strong background in finance, funds management and operations. Mr. Lober holds BSBA and MBA degrees from Duquesne University, Pittsburgh, is a certified public accountant licensed in Ohio and Pennsylvania and a graduate of the Graduate School of Banking at The University of Wisconsin-Madison. He serves on the board and executive committee of Habitat for Humanity - East Central Ohio, as board treasurer.

Members of the Board of Directors Continuing in Office

Class I Directors – Term ending in 2025

Frank L. Paden (age 73) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since July 2013, and was appointed Chairman of the Boards in January 2024. He is an independent member of the Loan Committee, Compensation Committee, and the Executive Committee. Mr. Paden formerly served in several executive positions at Farmers National Bank of Canfield for 40 years and brings extensive financial expertise to the Board of Directors. Mr. Paden served as President and Chief Executive Officer at Farmers National Bank of Canfield from 1996 until he was appointed Executive Chairman of the Board in 2010. Mr. Paden served as Executive Chairman until September 2011, at which time he retired. He is also Treasurer for the Board of the Mahoning County Agriculture Society’s Canfield Fair, serves as a Trustee with the Circle of Friends Foundation and as Vice President of the Children’s Circle of Friends.

John W. Parkinson (age 59), formerly a member of Peoples Bancorp of Mt. Pleasant, Inc. board of directors since 2005, was appointed to serve as a Director of Consumers Bancorp, Inc. and Consumers National Bank on January 1, 2020. He is an independent member of the Loan Committee, Asset/Liability Committee, and serves as the Chairman of the Risk & Technology Committee. Mr. Parkinson is President, Chief Compliance Officer of Appalachian Capital Management Ltd., a firm he founded in 1990, which provides money management for individuals, trusts, non-profits, and corporations. He has a Bachelor of Science degree from The Ohio State University and is a Certified Financial Planner.

Michael A. Wheeler (age 41) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since March 2021. He is an independent member of the Asset/Liability Committee, Compensation Committee, and the Risk & Technology Committee. Mr. Wheeler serves as President and Chief Legal Officer of Patriot Software, a Canton Ohio based payroll and accounting software firm and has been with the firm for 18 years. At Patriot Software, Mr. Wheeler handles most business, legal, and financial aspects of the company. He is a graduate of the University of Mount Union and the University of Akron School of Law. He also serves on the boards and advisory committee of several community organizations.

Class II Directors – Term ending in 2026

Bradley Goris (age 70) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since January 2011. Mr. Goris is an independent member of the Corporate Governance/Nominating, Asset/Liability Committee and the chairman of the Compensation Committee. He is a retired agent of the Goris-Meadows Insurance Agency in Alliance, Ohio, and past Vice-President of the A.A. Hammersmith Insurance Agency in Massillon, Ohio. He is currently the managing member of Goris Properties, LLC, a family real estate development and management firm in Alliance. Mr. Goris’ experience and commitment to local service and nonprofit organizations supports Consumers National Bank’s community bank philosophy.

Shawna L. L’Italien (age 53) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since March 2021. Ms. L’Italien is an independent member of the Audit Committee, Compensation Committee, and the Corporate Governance/Nominating Committee. She is partner in the Salem office of the law firm of Harrington, Hoppe, and Mitchell, Ltd and serves on the firm’s Management Committee. Practicing law since 1996, she focuses her practice on business organization, commercial and real estate transactions, succession planning, elder law, and estate planning. She is a graduate of the University of Mount Union and the Ohio State University Moritz College of Law. She serves on the boards of various community organizations.

Laurie L. McClellan (age 71) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since October 1987 and served as Chairman of the Boards from March 1998 until her retirement from this position on January 1. 2024. Ms. McClellan is a member of the Executive Committee, Audit Committee and the Loan Committee. Ms. McClellan was the Manager of the Romain Fry Investment Company, LLC and serves on various community and nonprofit advisory boards. She has 37 years of experience in community banking with an extensive knowledge of the Company’s history and operations and has a strong understanding of banking regulation and compliance. Ms. McClellan has served in many capacities with the bank including as Director of Shareholder Relations for Consumers Bancorp, Inc. from 2011 until October 1, 2018, and Corporate Secretary and Vice Chairman of the Boards prior to her becoming Chairman of the Boards in 1998.

THE BOARD OF DIRECTORS AND

ITS COMMITTEES

The Board of Directors conducts its business through meetings of the Board and its committees. Currently, each member of the Board of Directors of Consumers Bancorp also serves as a member of the Board of Directors of Consumers National Bank. Consumers Bancorp and Consumers National Bank each held 12 Board meetings during fiscal year 2024. All directors attended at least 75% of the total number of meetings of the Board of Directors and meetings held by all committees of the Board on which they served during fiscal year 2024. The Company has determined that all directors, except Mr. Lober, are “independent” directors under the listing standards of the NASDAQ Stock Market Marketplace Rules and qualify as “non-employee directors” for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

Although the Company does not have a formal policy with respect to Board member attendance at the annual meeting of shareholders, each member is encouraged to attend. All Board members attended the 2023 Annual Meeting of Shareholders except Mr. Kiko.

Consumers Bancorp has an Asset/Liability Committee, Audit Committee, Compensation Committee, Corporate Governance/Nominating Committee, Executive Committee, Loan Committee and Risk & Technology Committee, each of which serves in dual capacity as a committee of Consumers Bancorp and Consumers National Bank.

The Asset/Liability Committee is comprised of Ms. Gano, Mr. Goris Mr. Kiko, Mr. Parkinson, Mr. Wheeler, and Mr. Lober, who serves as committee chairman. The Asset/Liability Committee is primarily responsible for ensuring both Consumers Bancorp and Consumers National Bank have adequate investment and funds management policies. The committee makes recommendations relative to the strategic direction of the Company and establishes key benchmarks relative to performance. The Asset/Liability Committee is also responsible for establishing procedures for monitoring the management of the investment portfolio and Consumers National Bank’s liquidity, capital, and interest rate risk position. During fiscal year 2024, the Asset/Liability Committee met four times.

The Audit Committee is comprised of Ms. Gano, Ms. L’Italien, Ms. McClellan, and Mr. Gerzina following his appointment to the Board of Directors in July 2024. Ms. Gano serves as chairperson and the Board has determined that she satisfies the requirements of a “financial expert” as defined by the applicable Security and Exchange Commission rules and regulations. During the fiscal year 2024, Mr. Parkinson and Mr. Schmuck served on the committee through November 2023 and Mr. Paden served on the committee through June 2024. The primary function of the Audit Committee includes the review and oversight of the financial reporting process, internal control environment and the risk management process, including enterprise risk management. Also, the Audit Committee provides oversight of all internal and external audit functions and the approval and engagement of the Company’s independent auditors and loan review consultants. The Audit Committee Charter is available on the Company’s website at www.consumers.bank. The Board of Directors of Consumers Bancorp has determined that each member of the Audit Committee meets the independence standards of the NASDAQ Stock Market Marketplace Rules and qualifies as “non-employee directors” for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Report of the Audit Committee is on page 20 of this Proxy Statement. During fiscal year 2024, the Audit Committee met five times.

The Compensation Committee reviews overall bank compensation policies and executive management compensation. This committee is comprised of Ms. L’Italien, Mr. Paden, Mr. Wheeler, and Mr. Goris, who serves as committee chairman. Mr. Furey served on the committee from December 2023 until his retirement in April 2024. The Board of Directors of Consumers Bancorp has determined that each member of the Compensation Committee meets the independence standards of the NASDAQ Stock Market Marketplace Rules and qualifies as “non-employee directors” for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Our compensation philosophy and objectives are described in the Compensation Discussion and Analysis section of this Proxy Statement. During fiscal year 2024, the Compensation Committee met four times. The Compensation Committee Charter is available on the Company’s website at www.consumers.bank.

The Executive Committee reviews and monitors the organizational goals, strategic planning process, and any merger and acquisition opportunities. In addition, all major functions are subject to the review and approval of the Executive Committee, including, but not limited to, new initiatives, new products, services, key vendor relationships, key insurance policies and significant legal matters. The committee also reviews various executive and interim Board matters as outlined by its charter. This committee is comprised of Ms. McClellan, Mr. Paden, Mr. Schmuck and Mr. Kiko, who has served as the committee chairman since December 1, 2023. Mr. Paden served as committee chair prior to Mr. Kiko. During fiscal year 2024, the Executive Committee met four times.

The Loan Committee is comprised of Mr. Gerzina, Mr. Lober, Ms. McClellan, Mr. Paden, Mr. Parkinson, and Mr. Schmuck, who serves as chairman. Mr. Furey served on the committee until his retirement in April 2024. Mr. Parkinson joined the committee in July 2024 and Mr. Gerzina joined following his appointment to the Board in July 2024. The Loan Committee reviews the lending policies and monitors the Loan Administration’s compliance with such policies, ensures that management’s handling of credit risk complies with Board decisions about acceptable levels of risk, ensures management follows appropriate procedures to recognize adverse trends, takes any needed corrective actions and maintains an adequate allowance for loan and lease losses. The Loan Committee is also responsible for approving loans that exceed the Internal Loan Committee’s lending authority. During fiscal year 2024, the Loan Committee met 27 times.

The Corporate Governance/Nominating Committee is responsible for the selection of individuals for nomination or re-election to the Board of Directors, making independent recommendations to the Board of Directors as to best practices for Board governance and conducting an evaluation of Board performance. The Corporate Governance/Nominating Committee is comprised of Mr. Gerzina, Mr. Goris, Mr. Schmuck, and Ms. L’Italien who has served as chairperson since December 1, 2023. Mr. Kiko served as committee chair prior to Ms. L’Italien. Mr. Furey served on the committee until his retirement in April 2024. Mr. Gerzina joined the committee following his appointment to the Board in July 2024. The Board of Directors determined that each member of the Corporate Governance/Nominating Committee meets the independence standards of the NASDAQ Stock Market Marketplace Rules. During fiscal year 2024, the Corporate Governance/Nominating Committee met four times.

Under the terms of the Corporate Governance/Nominating Committee Charter, the committee is responsible for developing and implementing a process and guidelines for the selection of individuals for nomination to the Board of Directors and considering incumbent directors for nomination for re-election. The Corporate Governance/Nominating Committee will consider candidates for director who are recommended by shareholders in accordance with the Company’s Amended and Restated Regulations and the Board Addition/Replacement Procedures found in the Board and Management Succession Policy. As part of its considerations, the Corporate Governance/Nominating Committee places value on having directors with experience and expertise that are diverse from other Board members. Candidates must be individuals with a good reputation who demonstrate civic character, business success and community involvement. They must be willing to commit their time to Board and committee meetings, keep apprised of banking issues and complete continuing education courses. The Corporate Governance/Nominating committee is responsible for the selection of the final slate of nominees for election to the Board of Directors. Those nominees recommended by the Committee are then submitted to the Board of Directors for approval. The Corporate Governance/Nominating Committee Charter is available on the Company’s website at www.consumers.bank.

The Risk & Technology Committee is responsible for the oversight of the Company’s information technology program and risk management process, including Enterprise Risk Management. The Committee shall approve and recommend to the Board of Directors the Company’s risk management framework, including risk, policies, processes, and procedures. Also, the Committee oversees the Information Security Program, key system selection and performance evaluation, vendor management and the business resumption planning process. The Risk & Technology committee is comprised of Ms. Gano, Mr. Kiko, Mr. Wheeler, and Mr. Parkinson who serves as the committee chairman. During fiscal year 2024, the Risk & Technology Committee met four times.

Shareholders desiring to nominate a candidate for election as a director at the 2025 Annual Meeting of Shareholders, other than for inclusion in Consumers Bancorp’s proxy statement and form of proxy, must deliver written notice to the Secretary of Consumers Bancorp, at its executive offices, 614 East Lincoln Way, Minerva, Ohio 44657, not later than July 29, 2025, or such nomination will be untimely. Consumers Bancorp reserves the right to exercise discretionary voting authority on the nomination if a shareholder has failed to submit the nomination by July 29, 2025, or if the candidate does not meet the criteria set forth in the Company’s Amended and Restated Regulations.

Board Leadership Structure; Role in Risk Oversight

In accordance with our regulations, the Board elects our Chairman and Chief Executive Officer, or CEO, and both positions may be held by the same person or may be held by different people. Currently the offices of Chairman and CEO are separated. The Board believes the separation of offices of the Chairman and CEO is appropriate at this time as it allows our CEO to focus primarily on management and operating responsibilities.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic risks, financial risks, legal and regulatory risks, and others, such as the impact of competition. Management is responsible for the day-to-day management of the risks that we face, while the Board, as a whole and through its committees, has responsibility for the broad oversight of risk and the establishment of risk tolerance. In its risk oversight role, the Board is responsible for satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as intended.

Insider Trading Policy and Anti-hedging

Under our Insider Trading Policy, each executive officer and director of the Company is prohibited from buying or selling our securities when he or she is aware of material, non-public information about the Company, or information about other public companies which he or she learns as our executive officer or director. These individuals are also prohibited from providing such information to others. In addition, this policy prohibits executive officers and directors from purchasing Company common stock on margin, engaging in short sales, or buying or selling derivative securities.

Director Compensation

Board of Director compensation differs from the compensation programs offered to executives and employees of the Company. To focus on pay for time and expertise, the compensation for the Board of Directors is limited to a set fee for service (retainer and meeting fees) and equity compensation (restricted stock units). The overall philosophy is to compensate the Board of Directors at the market median (50th percentile) of comparable financial institutions within the region of similar asset size. To provide the proper mix of compensation elements to meet the needs of the Board of Directors, a retainer and committee fees are included to compensate directors for their time and expertise. Additionally, the Company will grant the directors equity compensation to ensure the directors are shareholders and are financially linked to the shareholders they represent. The Compensation Committee annually reviews and recommends to the Board of Directors the proposed director fees after consideration of information from peer surveys, past compensation practices and the Company’s performance. The Board is responsible for approving the fees for attending Board meetings and committee meetings. The Board believes the fees are competitive with the fees paid by other peer banks of a comparable size and will ensure the Company attracts and retains qualified Board members. A peer group analysis was completed during fiscal year 2024 by Blanchard Consulting Group that was used to establish the annual retainer and the committee meeting fees.

Fees Paid in Cash

During the first six months of fiscal year 2024, each non-employee director received a retainer and was compensated for each Consumers National Bank Board of Directors meeting and each committee meeting they attended. The retainer for each non-employee director was $5,000 per quarter, the Chairman of the Board received an additional $2,500 per quarter, and the Vice Chairman received an additional $500 per quarter for serving in those capacities. The compensation for attendance at a Board of Directors meeting was $1,000 per meeting and the following table details the fees that were paid to each non-employee director for attendance at committee meetings:

	Asset/ Liability		Audit	Compensation	Corporate Governance/ Nominating	Executive	Loan	Risk & Technology
Committee Chair	$	*	$300	$200	$200	$300	$200	$300
Committee Member		$100	$200	$100	$100	$200	$100	$200

* Denotes committee chaired by an employee of the Company

Effective January 1, 2024, the compensation for each non-employee director was changed to a retainer for serving on the Board of Directors and attending the monthly meetings and quarterly compensation for serving on a Board committee. The retainer for serving as the Chairman of the Board is $9,250 per quarter, the Vice Chairman receives $8,500 per quarter, and each non-employee director receives $6,250 per quarter. The following table details the quarterly compensation paid to each non-employee director for serving on a Board committee:

	Asset/ Liability		Audit	Compensation	Corporate Governance/ Nominating	Executive	Loan	Risk & Technology
Committee Chair	$	*	$1,500	$1,250	$1,000	$1,000**	$2,500	$1,250
Committee Member		$1,000	$1,250	$1,000	$750	$1,000	$2,000	$1,000

* Denotes committee chaired by an employee of the Company

** Chair compensation is included in the Vice Chairman’s quarterly retainer

Equity Compensation

Under the Amended and Restated 2010 Omnibus Incentive Plan, stock awards may be granted to all directors if certain specified performance targets as established by the Compensation Committee are achieved. The Compensation Committee selected return on average equity as the Company’s performance target for fiscal year 2024. The Company issued restricted stock units on July 1, 2023 that would have settled following the issuance of the Company’s fiscal year 2024 financial statements if the performance target was achieved. However, these units will not vest since the performance target was not achieved.

Mr. Lober is an employee of Consumers National Bank and received no additional compensation for his service as a director.

The following table summarizes the compensation earned by or awarded to each non-employee director who served on the Board during fiscal year 2024. The compensation received by Mr. Lober is shown in the “Summary Compensation Table” which is included under the “Executive Officers” section in the following pages.

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Total ($)
John P. Furey	$31,105	—	$31,105
Ann M. Gano	36,500	—	36,500
Bradley Goris	35,000	—	35,000
Shawna L. L’Italien	36,900	—	36,900
Richard T. Kiko, Jr.	39,000	—	39,000
Laurie L. McClellan	44,800	—	44,800
Frank L. Paden	48,100	—	48,100
John W. Parkinson	39,400	—	39,400
Harry W. Schmuck, Jr.	42,000	—	42,000
Michael A. Wheeler	36,300	—	36,300

Currently no material changes are expected to overall director compensation in fiscal year 2025. Restricted stock units were awarded to all non-employee directors in July 2024 and will vest in June 2025 if each director meets minimum attendance requirements for fiscal year 2025.

PAY VERSUS PERFORMANCE

The following table provides information about the relationship between executive compensation actually paid for our principle executive officer (PEO) and our non-principle executive officers and certain financial performance of the Company.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for non- PEO named executive officers (NEOs) (3)	Average Compensation Actually Paid to non- PEO NEOs (4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (5)	Net Income (6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2024	$716,089	$710,821	$377,681	$362,413	$95.11	$8,580,000
2023	1,021,471	1,012,080	487,683	486,390	97.29	10,674,000
2022	889,477	874,792	488,462	482,853	101.74	11,192,000

(1)  The amounts reported in column (b) are the amounts of total compensation reported for Mr. Lober, our PEO, for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)  The amount reported in column (c) represents the executive compensation actually paid for Mr. Lober as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual compensation earned or paid to Mr. Lober during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments noted in footnote 4 were made to Mr. Lober’s total compensation for each year.

(3) The amounts reported in column (d) represent the average of the amounts reported for the Company’s non-PEO NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year.

(4) The amounts reported in column (e) represent the average amount of executive compensation actually paid for the non-PEO NEOs as a group as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the non-PEO NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the non-PEO NEOs as a group for each year to determine executive compensation actually paid.

	PEO			Average for Non-PEO NEOs
	2024	2023	2022	2024	2023	2022
Total Compensation per Summary Compensation Table (SCT)	$716,089	$1,021,471	$889,477	$377,681	$487,683	$488,462

Less the amounts or average amounts reported under the Stock Awards column in the SCT	—	(246,169)	(124,542)	—	(87,806)	(50,138)

Plus year-end value of stock grants awarded in the applicable fiscal year that are unvested and outstanding as of the end of the applicable fiscal year	—	177,318	81,523	—	65,234	32,823

Plus the fair value as of the vesting date of any awards that are granted and vest in the same applicable fiscal year	—	60,544	26,517	—	21,628	10,672

Plus the change in fair value of prior year awards that are outstanding and unvested as of the end of the applicable fiscal year	(12,773)	(4,433)	(781)	(4,661)	(1,807)	(348)

Plus the change in fair value as of the vesting date of prior year awards that vested at the end of or during the applicable fiscal year	(2,152)	3,349	2,598	(4,283)	1,458	1,382

Compensation actually paid for year shown	$701,164	$1,012,080	$874,792	$368,737	$486,390	$482,853

(5) Cumulative Total Shareholder Return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price as the end and the beginning of the measurement period by the Company’s share price as the beginning of the measurement period.

(6) Amounts represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Security Ownership of Certain Beneficial Owners

Generally, under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of securities, such as common shares, if such person has or shares voting power or investment power in respect of such securities. In addition, a person is deemed to be the beneficial owner of a security if he or she has the right to acquire such voting or investment power over the security within sixty days, for example, through the exercise of a stock option. Information is provided below about each person known to the Company to be the beneficial owner equal to or more than 5% of the outstanding shares of the Company’s common stock as of June 30, 2024.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership as of June 30, 2024		Percent of Common Shares

Beese, Fulmer Investment Management, Inc. 200 Market Avenue South, Suite 1150 Canton, OH 44702	172,739	(1)	5.55%

(1)

Based on a Schedule 13G filing by Beese, Fulmer Investment Management, Inc. on January 23, 2024. Beese, Fulmer Investment Management, Inc., in its capacity as an investment adviser, reported that it may be deemed to beneficially own 172,739 shares held by its clients.

Security Ownership of Directors and Management

The following table shows the beneficial ownership of the Company’s common stock as of August 30, 2024 for each director and named executive officer of the Company and for all current directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Shares
Ann M. Gano	3,522		*
Joseph A. Gerzina	3,000		*
Bradley Goris	16,814	(1)	*
Shawna L. L’Italien	4,862	(2)	*
Richard T. Kiko, Jr.	13,671	(3)	*
Ralph J. Lober II	65,960	(4)	2.11%
Laurie L. McClellan	144,646	(5)	4.63%
Frank L. Paden	9,260		*
John W. Parkinson	21,980	(6)	*
Harry W. Schmuck, Jr.	26,017	(7)	*
Michael A. Wheeler	2,819	(8)	*
Scott E. Dodds	15,636		*
Renee K. Wood	22,930	(9)	*
All directors and executive officers as a group (17 persons)	379,138		12.14%
*	Denotes less than one percent of outstanding shares.

(1)	Includes 14,503 shares owned jointly with family members.
(2)	Includes 3,200 shares owned jointly with family members.
(3)	Includes 10,973 shares owned in a trust.
(4)	Includes 37,274 shares owned jointly with family members.
(5)	Includes 134,719 shares owned jointly with family members and trusts.
(6)	Includes 5,700 shares owned by family members.
(7)	Includes 136 shares owned by family members.
(8)	Includes 1,500 shares owned in a trust.
(9)	Includes 10,596 shares owned jointly with family members.

Executive Officers Who Are Not Directors

The following information is provided with respect to each person who currently serves as an executive officer of the Company who does not serve as a director.

Kim K. Chuckalovchak (age 53) serves as Senior Vice President, Chief Information Officer, having been appointed to this position in November 2020. Ms. Chuckalovchak joined Consumers in July 2005 as a member of the information technology department and was promoted to Vice President, Information Technology Manager in January 2016. Prior to joining Consumers, Ms. Chuckalovchak served as Lotus Notes Developer for Emergency Medicine Physicians in Canton and has over 32 years of experience in Information Technology. She holds an associate degree from Stark State College in Computer Science. Ms. Chuckalovchak is currently a member of several Information Technology/Security organizations including FS-ISAC & InfraGard. She also holds two certifications from Secure Banking Solutions: Certified Banking Security Technology Professional and Certified Banking Security Executive.

Scott E. Dodds (age 62) serves as Executive Vice President and Senior Loan Officer, having been appointed to this position in March 2015. Mr. Dodds joined Consumers in November 2013 as Senior Vice President and Senior Lender. Prior to joining Consumers, Mr. Dodds served as Senior Vice President, Business Banking at FirstMerit Bank. He has served in various financial and banking positions, including President for Weather Vane Capital, LLC, Senior Vice President, Ohio Legacy Bank, and Executive Vice President of Retail Banking for Unizan Bank, National Association. Mr. Dodds brings over 37 years of banking experience in the operations, sales, and business development areas of banking. Mr. Dodds is a graduate of the Stonier Graduate School of Banking and BAI Graduate school of Executive Bank Management.

Hillary A. Hudak (age 53) serves as Senior Vice President, Chief People Officer, having been appointed to this position in November 2019. Ms. Hudak joined Consumers in April 2015 as Vice President, Director of Human Resources. Prior to joining Consumers, Ms. Hudak served as Director of Human Resources for TTT Holdings, Inc. from 1999 to 2015. Ms. Hudak has over 27 years of human resources experience, she has a strong background in managing human resources, benefits, and compensation analysis, and supporting strategic initiatives for varying sized organizations and industries. Ms. Hudak has developed the bank’s corporate training, mentorship, and leadership development programs. Ms. Hudak carries both the SPHR and SCP human resources certifications, has a bachelor’s degree in business management from Walsh University, and attended the Human Resources Management School through the Graduate School of Banking in Madison, Wisconsin.

Suzanne Mikes (age 45) serves as Senior Vice President, Chief Credit Officer, having been appointed to this position in July 2017. Ms. Mikes joined Consumers in June 2017 as Vice President, Chief Credit Officer. Prior to joining Consumers, Ms. Mikes served as a Senior Credit Analyst, AVP for CFBank, National Association from 2011 to 2017 and has over 23 years of credit experience. She completed her undergraduate degree at Mount Union College in 2001 and her MBA at Kent State University in 2007. Ms. Mikes is actively involved in her community and currently is a member of University of Mount Union’s Business Advisory Council and on the board at The Green Community Improvement Corporation. Ms. Mikes is also a graduate of the Graduate School of Banking at The University of Wisconsin-Madison and has her credit risk certification from Risk Management Association.

Derek G. Williams (age 65) serves as Senior Vice President, Retail Operations and Sales, having been appointed to this position in March 2013. Mr. Williams previously served as Senior Vice President, Training and Sales Development Officer from July 2011 to March 2013. Prior to joining Consumers, Mr. Williams served as Vice President, Senior Business Banker for Huntington National Bank and as Senior Vice President, Chief Deposit Officer at Ohio Legacy Bank. Mr. Williams is a graduate of the Bank Administration Institute (BAI) School, Retail Banking Management and has obtained a broad range of retail and commercial experience in his banking career that extends over 46 years.

Renee K. Wood (age 53) serves as Executive Vice President, Chief Financial Officer and Treasurer and was appointed as the Corporate Secretary in January 2022. Ms. Wood joined Consumers in January 2005 and was appointed the Chief Financial Officer and Treasurer in July 2005. Prior to joining Consumers, Ms. Wood served as Vice President, Controller of the Finance Department for Unizan Bank, National Association from 2002 to 2005. Her 30 years of banking experience includes senior or management level positions, primarily in the accounting or finance areas of banking. Ms. Wood is a graduate of the Graduate School of Banking at The University of Wisconsin-Madison.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The appointment of the Company’s independent registered public accounting firm is made annually by the Audit Committee. The Audit Committee, with the approval of the Board of Directors, has appointed Plante & Moran, PLLC (Plante Moran) to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025. Although the Company’s shareholders are not required to vote on the appointment of the Company’s independent registered public accounting firm, the Audit Committee and the Board of Directors are submitting the appointment of Plante Moran to the shareholders for ratification as a matter of good corporate governance and because of the important role the Company’s independent registered public accounting firm plays in reviewing the quality and integrity of the Company’s financial statements. The Company has been advised by Plante Moran that they are independently certified public accountants with respect to the Company within the meaning of the Exchange Act and the rules and regulations promulgated thereunder.

Plante Moran audited the Company’s consolidated financial statements as of and for the fiscal year ended June 30, 2024. The Company expects that representatives of Plante Moran will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Unless instructed to the contrary, it is intended that proxies will be voted for the ratification of the selection of Plante Moran, as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025. Ratification of Plante Moran as the Company’s independent registered public accounting firm will require the affirmative vote of a majority of the shares of common stock by proxy at the annual meeting. Abstentions will not be counted as votes “FOR” or “AGAINST” this proposal and will have no effect on the outcome of this proposal. Even if the appointment of Plante Moran is ratified by the shareholders, the Audit Committee, in its discretion, could decide to engage another firm if the Audit Committee determines such action is necessary or desirable. If the appointment of Plante Moran is not ratified, the Audit Committee will reconsider the appointment, but may decide to maintain the appointment.

The Board of Directors recommends that shareholders vote "FOR" the ratification of the appointment of Plante Moran as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2025.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction and Overview

This Compensation Discussion and Analysis provides information regarding the compensation awarded to, earned by, or paid to the named executive officers serving as of June 30, 2024 whose compensation is detailed in this proxy statement. These named executive officers are the President and Chief Executive Officer, Chief Financial Officer, and Senior Loan Officer. The Board of Directors has delegated to the Compensation Committee responsibility for the oversight and administration of the compensation programs. The committee reviews and recommends company benefit and incentive plans and reviews the individual performance of the Chief Executive Officer and executive management.

Compensation Philosophy and Objectives

The objective of the Company’s compensation program is to fairly compensate the executive officers considering their individual performances and their contributions to the performance of the Company, thereby aligning executives’ incentives with shareholder value creation. The compensation philosophy is designed to reward effort and achievement by the officers and provide them with compensation targeted at market competitive levels. The Company’s compensation program includes the following core components: base salary, cash incentive compensation, equity-based awards, and long-term compensation. The Compensation Committee manages all components on an integrated basis with a goal of achieving the following objectives: to attract and retain highly qualified management, to provide shorter-term incentive compensation that varies directly with the Company’s financial performance and to focus management on both annual and long-term goals. The Company believes that, by setting and adjusting these elements, it has the flexibility to offer appropriate incentives to its executive officers.

From time to time, the Compensation Committee utilizes outside consultants to provide analysis regarding our executive compensation program. Typically, this is done once every three years. During fiscal year 2024, the Compensation Committee engaged Blanchard Consulting Group to review executive officers’ compensation and to make recommendations regarding the structure of their future compensation packages. Per the Compensation Committee’s instructions, Blanchard performed a market assessment and made recommendations on base salary, incentive pay and benefits for each named executive officer as compared to similar peer banks.

Although the Compensation Committee makes independent determinations on all matters related to compensation of executive officers, certain members of management are requested to attend committee meetings and provide input to the Compensation Committee. Input may be sought from the Chief Executive Officer, human resources, finance, and others as needed to ensure the Compensation Committee has the information and perspective it needs to carry out its duties. The Compensation Committee will seek input from the Chief Executive Officer on matters relating to strategic objectives, company performance goals and input on his assessment of the other executive officers. The Compensation Committee delegates some responsibilities to management to assist in the development of design of the annual incentive compensation program for the Compensation Committee’s consideration. The Compensation Committee does not delegate the determination of compensation of the named executive officers to management.

Components of Compensation

Base Salary

Base salary is a major factor in attracting and retaining key personnel and therefore is the primary component of our executive officer’s compensation. In setting an executive officer’s base salary, the Company considers parameters set by its size and complexity and the salaries offered by peers. The Compensation Committee has adopted the philosophy to target executive compensation to the midpoint of its peer group that was developed for the compensation analysis. The Company’s performance, as measured by its results compared to previous years, is also considered in determining the overall adjustments to executive officers’ salaries. Specific salaries are adjusted to reflect the contributions of the executive officer to the Company’s operations and the accomplishment of its long-term goals.

Based on a review of the Company’s strategic direction, individual career path objectives and succession planning in conjunction with the broad databases and other publicly available information, the Company believes that its executive compensation practices are in line with its compensation philosophy and objectives described above.

Incentive Compensation

The purpose of the incentive compensation program is to focus executives on achieving and possibly exceeding the Company’s annual performance objectives consistent with safe and sound operations of the Company. Incentive compensation is provided to recognize the achievement of annual financial targets and is paid in accordance with the quantitative and qualitative objectives established by the Compensation Committee. In establishing the incentive compensation’s metrics and targets for fiscal year 2024, the Compensation Committee utilized the Company’s budget to set the performance at levels that were determined to be reasonable and achievable. In setting the named executive officers’ awards, the Compensation Committee considered the following core corporate financial measures: net income, efficiency ratio, total delinquency and growth in total loans and deposits.

The following table sets forth the core corporate financial metrics, targets, and actual results for the named executive officers:

	Award Ranges
Metrics	Threshold	Target	Maximum	2024 Actual
Net income	$10,606,650	$10,834,750	$12,089,300	$8,580,000
Efficiency ratio	65.74%	64.47%	60.67%	70.46%
Delinquency	0.92%	0.88%	0.72%	0.28%
Gross loans – net of warehouse line	$778,891,200	$791,016,374	$831,628,625	$732,995,000
Total deposits and customer repurchase agreements	$996,783,360	$1,012,358,099	$974,182,000	$991,287,000

For the Chief Executive Officer, a range of 14.0% to 50.0% of salary is tied to these core corporate financial measures. For the Chief Financial Officer and Senior Loan Officer, a range of 11.0% to 40.0% of salary is tied to these core corporate financial measures. Performance was assessed after the end of the performance period and cash incentive payments based on the Company’s performance will be made only if one or more financial metrics met or exceeded the targets established by the Compensation Committee. The Board of Directors does have the discretion to award additional incentive compensation to the named executive officers and other management personnel in the program. No discretionary awards were made in fiscal year 2024.

Based on the above performance measures and the Compensation Committee’s assessment of individual performance, the 2024 cash incentive payments were awarded as follows relative to the 2024 threshold and maximum award ranges:

Named Executive Officer	2024 Threshold Award Value ($)	2024 Maximum Award Value ($)	2024 Actual Cash Incentive Payment ($) (1)
Ralph J. Lober, II	$65,171	$232,752	$34,913
Renee K. Wood	$26,426	$96,096	$14,414
Scott E. Dodds	$26,438	$96,138	$14,421
(1)	The amounts included in this column are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Long-term Compensation

Long-term compensation includes a qualified retirement plan in the form of a 401(k) Plan, a non-qualified Salary Continuation Program and the Amended and Restated 2010 Omnibus Incentive Plan. The Company provides safe harbor contributions under the 401(k) Plan, matching up to 100% of the first 4.0% contributed by the employee. The amount contributed on behalf of the executive officers is determined in accordance with the provisions of the plan applicable to all employees. The Salary Continuation Plan is designed to retain executive and senior management personnel. Participation in the Salary Continuation Plan is limited and recommended by the Compensation Committee and approved by the Board of Directors. Annually, the Compensation Committee approves the issuance of restricted stock units to all executive officers and certain other senior management personnel that will vest if the Company’s performance target selected by the Compensation Committee is achieved. The Compensation Committee selected return on average equity as the Company’s performance target for fiscal year 2024. The Company issued restricted stock units on July 1, 2023, however, these units will not vest since the performance target was not achieved. These long-term incentive compensation plans are designed to promote a vested interest in the long-term strategic performance goals of the Company and discourage turnover among its executive officers and other employees.

The following table sets forth the cash compensation and certain other compensation paid or earned by the Company’s principal executive officer, principal financial officer, and the next most highly compensated executive officer serving at the end of fiscal year 2024. The individuals listed in this table are sometimes referred to in this Proxy Statement as the “named executive officers.”

Summary Compensation Table

						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Comp.	Total
Name and Principal Position	Year	($)	($) (1)	($) (2)	($)	($) (3)	Earnings ($)	($) (4)	($)
Ralph J. Lober II	2024	$461,028	$300	$—	$—	$34,913	$196,703	$23,145	$716,089
President and Chief Executive Officer	2023	425,221	250	246,169	—	121,300	206,970	21,561	1,021,471

Renee K. Wood	2024	$237,930	$300	$—	$—	$14,414	$60,877	$24,388	$337,909
Executive Vice President, Chief Financial Officer/Treasurer	2023	228,250	250	88,209	—	54,863	58,321	23,799	453,692

Scott E. Dodds	2024	$237,484	$300	$—	$—	$14,421	$136,821	$28,427	$417,453
Executive Vice President and Senior Loan Officer	2023	226,175	250	87,403	—	54,364	129,004	24,477	521,673

(1)	The amounts in this column represent a Christmas bonus that was paid to each of the named executive officers.

(2)

The amounts in this column are the grant date fair values of awards of restricted stock and restricted stock units for achieving the performance targets as established by the Compensation Committee for fiscal year 2024.

(3)	The amounts in this column reflect cash incentive awards. See the discussion under Compensation Discussion and Analysis – Incentive Compensation.

(4)

All other compensation as reported in this column includes contributions by the Company for each of the named executive officers to the Consumers National Bank 401(k) Savings and Retirement Plan & Trust, dividends on restricted stock, premiums for group term life insurance, corporate secretary compensation and perquisites. The perquisites provided for Mr. Dodds are country club dues. These amounts for fiscal year 2024 are detailed below:

Name	Amounts Contributed to 401(k) Plan	Dividends on Restricted Stock	Group Term Life Insurance	Corporate Secretary Compensation	Perquisites	Total All Other Compensation
Ralph J. Lober II	$16,114	$6,012	$1,019	$—	$—	$23,145
Renee K. Wood	9,490	2,353	545	12,000	—	24,388
Scott E. Dodds	9,499	2,326	1,564	—	15,038	28,427

The following table sets forth details about the unvested restricted stock awards held by the named executive officers as of June 30, 2024.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2024

Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Ralph J. Lober II	10/27/2022	2,746	$45,034	3,821	$62,664
Ralph J. Lober II	9/16/2021	—	—	1,416	23,222
Renee K. Wood	10/27/2022	886	14,530	1,467	24,059
Renee K. Wood	9/16/2021	—	—	572	9,381
Scott E. Dodds	10/27/2022	878	14,399	1,454	23,846
Scott E. Dodds	9/16/2021	—	—	569	9,332

(1)	After the performance targets have been met, restricted stock units vest on June 30th based on a three-year vesting schedule, conditioned on continued employment.
(2)	Restricted stock awards vest on the anniversary date of the grant based on a three-year vesting schedule, conditioned on continued employment.
(3)

The market value of the awards of restricted stock that have not yet vested was determined by multiplying the closing price of a share of Consumers common stock on June 30, 2024 ($16.40) by the number of shares.

DEFINED CONTRIBUTION PLAN

Under the Consumers National Bank 401(k) Savings and Retirement Plan & Trust (401(k) Plan) as in effect during the fiscal year ended June 30, 2024, Consumers National Bank’s Board of Directors has the discretion and authority to determine the amount to be contributed to the 401(k) Plan. The 401(k) Plan is administered by Consumers National Bank. Each participant in the 401(k) Plan has credited to their account a maximum of 4.0% of their annual salary, provided they have voluntarily contributed the same amount. The 401(k) Plan states that each participant shall be fully vested in the 401(k) Plan immediately upon contribution. Benefits under the 401(k) Plan cannot be estimated for the participants because the benefits are based upon future earnings of Consumers National Bank and future compensation and contributions of the participants. An eligible participant is one who has completed 90 days of service and has attained the age of 18. At the time of retirement, attainment of age 59 ½, death, disability or other termination of employment, a participant is eligible to receive a distribution of all vested amounts credited to their account in either a single lump sum payment or a series of substantially equal installment payments over a period not longer than the joint life expectancy of the participant and beneficiary. The trustees of the 401(k) Plan are Ralph J. Lober, II and Renee K. Wood.

SALARY CONTINUATION PROGRAM

In September 1995, the Board of Directors of Consumers National Bank adopted a non-qualified salary continuation plan (SCP) to encourage the long-term retention of executives and avoid the cost of turnover. The SCP is considered an unfunded plan for tax and Employee Retirement Income Security Act (ERISA) purposes and all obligations arising under the SCP are payable from the general assets of the Company. Pursuant to the SCP, agreements have been entered into between Consumers National Bank and certain executives and the agreements incorporate covenants against competition, solicitation or disclosure of confidential information. The participants in the SCP are determined by the Board of Directors. SCP agreements have been entered into with Mr. Lober, Ms. Wood and Mr. Dodds and are collectively referred to as the “SCP Agreements.”

The SCP Agreements provide such executives (and, in the event of the executive’s death, surviving beneficiary) with 180 months of salary continuation payments equal to a certain percentage of an executive’s average compensation, as defined within each agreement, using three full calendar years prior to Normal Retirement Age. For purposes of the SCP Agreements, “Normal Retirement Age” means the executive’s 65th birthday. Vesting under the SCP Agreements commences at various ages and is prorated until age 65. If any of the executives die during active service, the executive’s beneficiary is entitled to the Normal Retirement Benefit. The executive can become fully vested in the Accrual Balance upon termination of employment following a disability. Following a change in control of the Company, the benefit paid to the named executive officers will be equal to the sum of a specified multiple of (a) the Executive’s Base Salary in effect immediately preceding the termination of employment (b) the incentive compensation paid to the Executive during the immediately preceding calendar year and (c) the equity compensation paid to the Executive during the immediately preceding calendar year; plus 100% of the Accrual Balance determined as of the end of the month preceding termination of employment. For Mr. Lober, the specified multiple is 2.99 times and for Mr. Dodds and Ms. Wood the specified multiple is 2.0 times. For purposes of these SCP Agreements, “Accrual Balance” means the liability that should be accrued by the Company for the Company’s obligation to the executive under the SCP Agreements. For purposes of calculating the Accrual Balance, the discount rate in effect on June 30, 2024 was 6.0% and on June 30, 2023 was 5.75%.

PENSION BENEFITS

Name	Plan Name	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Ralph J. Lober, II	Salary Continuation Program	$1,640,217	$—
Renee K. Wood	Salary Continuation Program	$578,969	$—
Scott E. Dodds	Salary Continuation Program	$762,621	$—

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company is not party to any change in control agreements with its current named executive officers. Under the Salary Continuation Program, Mr. Lober would have received a payment of $3,725,106, Ms. Wood would have received $1,253,612 and Mr. Dodds would have received $1,435,608 as of June 30, 2024, if a change of control and a termination of their employment had occurred. No participant will receive a benefit payment under the Salary Continuation Program if they are terminated for cause.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, certain of its officers and persons who own more than 10% of its registered equity securities to file reports with the Securities and Exchange Commission indicating their holdings of, and transactions in, the Company’s equity securities. Based solely on a review of the copies of such reports it received, and written representations from reporting persons, the Company believes that during the fiscal year ended June 30, 2024, its reporting persons complied with all Section 16(a) filing requirements.

CERTAIN TRANSACTIONS AND RELATIONSHIPS AND LEGAL PROCEEDINGS

Directors and executive officers of Consumers Bancorp and Consumers National Bank and their associates were customers of, or had transactions with, Consumers Bancorp or Consumers National Bank in the ordinary course of business during the fiscal years ended June 30, 2023 and June 30, 2024. Transactions with these persons are expected to continue to take place in the future. In the ordinary course of business, loans are made to officers and directors on substantially the same terms as those prevailing at the same time for comparable transactions with unrelated third parties. Such loans do not, and will not, involve more than the normal risk of collectability or present other unfavorable features.

Consumers National Bank is party to an operating lease agreement for the Malvern Branch location with Furey Holdings, LLC. Mr. Furey, a former director who retired in April 2024, is the managing member of Furey Holdings, LLC. The lease commenced on December 23, 2005, with an original term of ten years. The initial term of the lease has ended and now the renewal term expires on December 23, 2024. Lease payments for the fiscal years ended June 30, 2023 and June 30, 2024 totaled $36,007 in each respective fiscal year and the aggregate amount of lease payments until the end of the renewal term of the lease are estimated to be $18,004. This leasing arrangement and the terms of the lease were unanimously approved by directors without an interest in the transaction.

Mr. Kiko, a director, is associated with Kiko Auctioneers and Kiko Real Estate Brokerage. In the ordinary course of business, the Company has retained the services of Kiko Auctioneers and Kiko Real Estate Brokerage to liquidate property and may continue to retain their services in the future. The value of the services received from each of Kiko Auctioneers and Kiko Real Estate Brokerage was less than $120,000 in each of the 2023 and 2024 fiscal years.

There are no family relationships among directors and executive officers that require disclosure.

Each officer and director are expected to bring any relationship or transaction with the Company in which he or she has a direct or indirect interest to the attention of the Board of Directors. The non-interested directors review the transaction and consider, among other things, whether the transaction impacts the independence of any independent Board member, whether the related party’s interest in the transaction is material and whether the terms of the transaction are comparable to those that could be negotiated with an unrelated third party.

AUDIT COMMITTEE REPORT

Consumers Bancorp’s Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended June 30, 2024. In addition, the Audit Committee has discussed with Plante & Moran, PLLC (Plante Moran), the independent registered public accounting firm for Consumers Bancorp, the matters required by PCAOB Auditing Standard No. 16, as amended (AICPA, Professional Standards, Vo. 1. AU 380) and Rule 2-07, Communication with Audit Committees, of Regulation S-X.

With respect to the Company’s independent registered public accounting firm, the Committee, among other things, discussed with Plante Moran matters relating to its independence and received from Plante Moran the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence. The Audit Committee has discussed with Plante Moran its independence from Consumers Bancorp.

Based on the foregoing discussions and reviews, the Audit Committee has recommended to Consumers Bancorp’s Board of Directors that the audited financial statements be included in Consumers Bancorp’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024 for filing with the Securities and Exchange Commission.

Respectfully Submitted, The Audit Committee Ms. Gano, Chairperson Mr. Gerzina Ms. L’Italien Ms. McClellan

Independent Registered Public Accounting Firm

Plante & Moran, PLLC (Plante Moran) audited the Company’s consolidated financial statements for the fiscal year ended June 30, 2024. Plante Moran’s engagement was recommended and approved by the Audit Committee and approved by the Board of Directors. Plante Moran is selected as Consumers’ independent registered public accountant for fiscal year 2024. Representatives of Plante Moran will attend the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions.

Principal Accountant Fees and Services

The Audit Committee has sole responsibility, in consultation with management, for approving the terms and fees for the engagement of the independent auditors for audits of the Company’s financial statements. In addition, the Audit Committee has sole responsibility for determining whether and under what circumstances the Company’s independent auditors may be engaged to perform audit-related services and must pre-approve 100% of any audit and non-audit related service performed by the independent auditors.

Plante Moran billed the Company $236,852 and $118,000 for the fiscal years ended June 30, 2024 and June 30, 2023, respectively. The table below sets forth the aggregate fees billed by Plante Moran for services rendered to the Company and its affiliates for the fiscal years 2024 and 2023.

	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2024	$229,852	$7,000	$—	$—
2023	$100,000	$7,000	$11,000	$—

The “Tax Fees” for 2023 related principally to filing, compliance and tax strategy planning.

SHAREHOLDER PROPOSALS FOR 2025 ANNUAL MEETING

Any shareholder who intends to present a proposal at the 2025 Annual Meeting of Shareholders and who wishes to have the proposal included in Consumers Bancorp’s proxy statement and form of proxy for that meeting must deliver the proposal to Consumers Bancorp at its executive offices, 614 East Lincoln Way, Minerva, OH 44657, not later than May 15, 2025.

Any shareholder who intends to present a proposal, other than as set forth above, at the 2025 Annual Meeting of Shareholders other than for inclusion in Consumers Bancorp’s proxy statement and form of proxy must deliver the proposal to Consumers Bancorp at its executive offices, 614 East Lincoln Way, Minerva, OH 44657, not later than July 29, 2025, or such proposal will be untimely. Consumers Bancorp reserves the right to exercise discretionary voting authority on the proposal if a shareholder has failed to submit the proposal by July 29, 2025.

SHAREHOLDER COMMUNICATIONS

Any shareholder may send communications to the Board of Directors through the Company’s Corporate Secretary, Consumers Bancorp, Inc., 614 East Lincoln Way, P.O. Box 256, Minerva, Ohio 44657. Communications sent by qualified shareholders for proper, non-commercial purposes will be transmitted to the Board of Directors, or the appropriate committee, as soon as practicable. Shareholders may also send communications to the presiding non-management director of the Board by sending correspondence to Audit Chairman, Consumers Bancorp, Inc., 614 East Lincoln Way, P.O. Box 256, Minerva, Ohio 44657.

FORM 10-K ANNUAL REPORT

The Form 10-K Annual Report for the fiscal year ended June 30, 2024 has been provided concurrently with this Proxy Statement to shareholders of record. The Form 10-K Annual Report does not constitute a part of the proxy material. Shareholders may request a copy of any of the Company’s filings at no cost by writing or e-mailing the Company at the following address or e-mail address: Consumers Bancorp, Inc., Attn: Renee Wood, 614 East Lincoln Way, Minerva, Ohio 44657 or e-mail to shareholderrelations@consumers.bank.

OTHER BUSINESS

The Board of Directors is not aware of any business to be addressed at the meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the common shares represented by proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting the proxies.

CUMULATIVE VOTING

Under the General Corporation Law of Ohio, if a shareholder desires cumulative voting for election of the directors, then the shareholder must provide written notice to the President, a Vice President, or the Secretary of Consumers Bancorp not less than 48 hours before the time fixed for holding the Annual Meeting. Upon announcement of this notice at the Annual Meeting, each shareholder will have cumulative voting rights. Cumulative voting means that each shareholder may cast as many votes in the election of directors as the number of directors to be elected multiplied by the number of shares held. The votes may be cast for one nominee or distributed among as many nominees as the shareholder desires.

At this time, it is not known whether there will be cumulative voting for the election of directors at the meeting. If the election of directors is by cumulative voting, the persons appointed by the accompanying proxy intend to cumulate the votes represented by the proxies they receive and distribute such votes in accordance with their best judgment, unless authority to vote for any or all nominees is withheld.

By Order of the Board of Directors

Frank L. Paden
Chairman

Minerva, Ohio

September 6, 2024

CONSUMERS Bancorp Inc. VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/CBKM** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/CBKM

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2024 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommends that the shareholders vote FOR all nominees and FOR Proposal 2.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Ann M. Gano	☐	☐	02 - Joseph A. Gerzina	☐	☐	03 - Richard T. Kiko, Jr.	☐	☐
04 - Ralph J. Lober II	☐	☐						

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B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

1 U P X +

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2024 Annual Meeting of Consumers Bancorp, Inc. Shareholders

Annual Meeting of Consumers Bancorp, Inc. Shareholders will be held on October 24, 2024 at 10:00 am ET virtually via the Internet at meetnow.global/MJ4TKAZ.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

We encourage you to access and review all the important information contained in the proxy materials before voting. The 2024 proxy statement and annual report to shareholders are available at www.envisionreports.com/CBKM.

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/CBKM

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

REVOCABLE PROXY - CONSUMERS BANCORP, INC.

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Notice of 2024 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — October 24, 2024

The undersigned shareholder of Consumers Bancorp, Inc., hereby appoints Renee Wood and Molly McNally, or either of them (each with full power to act alone), as attorneys and proxies for the undersigned, with full power of substitution, to vote all common shares of Consumers Bancorp, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on October 24, 2024, 10:00 am ET, or at any and all adjournments thereof, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified hereon.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR Proposal 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.	**Comments** — Please print your comments below.

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CONSUMERS VOTE
Bancorp Inc.

Online

Go to **www.envisionreports.com/CBKM** or scan the QR code — login details are located in the shaded bar below.

Shareholder Meeting Notice

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all the important information contained in the proxy materials before voting. The 2024 proxy statement and annual report to shareholders are available at:

www.envisionreports.com/CBKM

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.envisionreports.com/CBKM**.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before October 11, 2024 to facilitate timely delivery.

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Shareholder Meeting Notice

Consumers Bancorp, Inc.'s Annual Meeting of Shareholders will be held on October 24, 2024 at 10:00 am ET, virtually via the Internet at meetnow.global/MJ4TKAZ.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends that the shareholders vote FOR all nominees and FOR Proposal 2:

1. Election of Directors:
   01 - Ann M. Gano
   02 - Joseph A. Gerzina
   03 - Richard T. Kiko, Jr.
   04 - Ralph J. Lober II
2. To ratify the appointment of Plante & Moran, PLLC as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2025.
3. For the transaction of any other business that may properly come before the meeting or any adjournment thereof.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

- **Internet** – Go to **www.envisionreports.com/CBKM**. Click Cast Your Vote or Request Materials.
- **Phone** – Call us free of charge at 1-866-641-4276.
- **Email** – Send an email to investorvote@computershare.com with "Proxy Materials Consumers Bancorp, Inc." in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

  To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by October 11, 2024.